Exhibit 99.(m)(i)(a)

Schedule A to the Distribution and Service Plan

as amended and restated October 1, 2022

	Fee Rate (per
	annum of the
	average daily
	net assets of the	Commencement
Fund	Fund)	Date
AllianzIM U.S. Large Cap Buffer10 Apr ETF	0.25%	May 31, 2020
AllianzIM U.S. Large Cap Buffer20 Apr ETF	0.25%	May 31, 2020
AllianzIM U.S. Large Cap Buffer10 Jul ETF	0.25%	June 30, 2020
AllianzIM U.S. Large Cap Buffer20 Jul ETF	0.25%	June 30, 2020
AllianzIM U.S. Large Cap Buffer10 Oct ETF	0.25%	Sept. 30, 2020
AllianzIM U.S. Large Cap Buffer20 Oct ETF	0.25%	Sept. 30, 2020
AllianzIM U.S. Large Cap Buffer10 Jan ETF	0.25%	Dec. 31, 2020
AllianzIM U.S. Large Cap Buffer20 Jan ETF	0.25%	Dec. 31, 2020
AllianzIM U.S. Large Cap Buffer10 Nov ETF	0.25%	Oct. 31, 2022*
AllianzIM U.S. Large Cap Buffer20 Nov ETF	0.25%	Oct. 31, 2022*
AllianzIM U.S. Large Cap Buffer10 Dec ETF	0.25%	Nov. 30, 2022*
AllianzIM U.S. Large Cap Buffer20 Dec ETF	0.25%	Nov. 30, 2022*
AllianzIM U.S. Large Cap Buffer10 Feb ETF	0.25%	Jan. 31, 2023*
AllianzIM U.S. Large Cap Buffer20 Feb ETF	0.25%	Jan. 31, 2023*
AllianzIM U.S. Large Cap Buffer10 Mar ETF	0.25%	Feb. 28, 2023*
AllianzIM U.S. Large Cap Buffer20 Mar ETF	0.25%	Feb. 28, 2023*
AllianzIM U.S. Large Cap Buffer10 May ETF	0.25%	Apr. 28, 2023*
AllianzIM U.S. Large Cap Buffer20 May ETF	0.25%	Apr. 28, 2023*
AllianzIM U.S. Large Cap Buffer10 Jun ETF	0.25%	May 31, 2023*
AllianzIM U.S. Large Cap Buffer20 Jun ETF	0.25%	May 31, 2023*
AllianzIM U.S. Large Cap Buffer10 Aug ETF	0.25%	July 31, 2023*
AllianzIM U.S. Large Cap Buffer20 Aug ETF	0.25%	July 31, 2023*
AllianzIM U.S. Large Cap Buffer10 Sep ETF	0.25%	Aug. 31, 2023*
AllianzIM U.S. Large Cap Buffer20 Sep ETF	0.25%	Aug. 31, 2023*
AllianzIM U.S. Large Cap Floor10 Jan ETF	0.25%	Dec. 31, 2021

AllianzIM U.S. Large Cap Floor10 Apr ETF	0.25%	March 31, 2022
AllianzIM U.S. Large Cap Floor10 Jul ETF	0.25%	June 30, 2022
AllianzIM U.S. Large Cap Floor10 Oct ETF	0.25%	Sept. 30, 2022
AllianzIM U.S. Large Cap 6 Month Buffer10 Jan/Jul ETF	0.25%	Dec. 31, 2021
AllianzIM U.S. Large Cap 6 Month Buffer10 Apr/Oct ETF	0.25%	Sept. 30, 2021
*	Anticipated